
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON FORM 10-K FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND
ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-START>                              JAN-01-1997
<PERIOD-END>                                DEC-31-1997
<CASH>                                            8,585
<INT-BEARING-DEPOSITS>                           13,049
<FED-FUNDS-SOLD>                                 10,233<F1>
<TRADING-ASSETS>                                 40,356
<INVESTMENTS-HELD-FOR-SALE>                      30,762
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         184,013
<ALLOWANCE>                                       5,816
<TOTAL-ASSETS>                                  310,897
<DEPOSITS>                                      199,121
<SHORT-TERM>                                     21,231<F2>
<LIABILITIES-OTHER>                              10,288
<LONG-TERM>                                      19,785
<COMMON>                                            506
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                       1,903
<OTHER-SE>                                       18,787
<TOTAL-LIABILITIES-AND-EQUITY>                  310,897
<INTEREST-LOAN>                                  18,967
<INTEREST-INVEST>                                 2,197
<INTEREST-OTHER>                                  3,319
<INTEREST-TOTAL>                                 24,483
<INTEREST-DEPOSIT>                                9,613
<INTEREST-EXPENSE>                               13,081
<INTEREST-INCOME-NET>                            11,402
<LOAN-LOSSES>                                     1,907
<SECURITIES-GAINS>                                  668
<EXPENSE-OTHER>                                   4,520
<INCOME-PRETAX>                                   5,722
<INCOME-PRE-EXTRAORDINARY>                        3,591
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      3,591
<EPS-PRIMARY>                                      7.53
<EPS-DILUTED>                                      7.33
<YIELD-ACTUAL>                                     4.55<F3>
<LOANS-NON>                                       2,913<F4>
<LOANS-PAST>                                      1,073<F5>
<LOANS-TROUBLED>                                     59
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  5,503
<CHARGE-OFFS>                                     2,502
<RECOVERIES>                                        695
<ALLOWANCE-CLOSE>                                 5,916<F6>
<ALLOWANCE-DOMESTIC>                                  0<F7>
<ALLOWANCE-FOREIGN>                                   0<F8>
<ALLOWANCE-UNALLOCATED>                               0<F9>

<F1> Includes Securities Purchased Under Resale Agreements.
<F2> Purchased Funds and Other Borrowings.
<F3> Taxable Equivalent Basis.
<F4> Includes $1064MM of cash-basis commercial loans and
$1,849MM of consumer loans on which accrual of interest has been suspended.
<F5> Accruing loans 90 or more days delinquent.
<F6> Aggregate Allowance activity for the twelve months of 1997 includes $313MM in other changes, primarily net transfers from the Reserves for securitization activities and foreign currency translation effects.
<F7> No portion of Citicorp's credit loss allowance is
specifically allocated to any individual loan or group of loans.
(see Note 12 to the 1997 Annual Report).
<F8> See Footnote F7 above.
<F9> See Footnote F7 above.
<F10> Excluding a pre-tax restructuring charge of $889MM Net Income for the twelve months of 1997 is $4,147MM.
<F11> Excluding a pre-tax restructuring charge, diluted EPS is $8.51 for the twelve months of 1997.

